For Bank Use Only	Reviewed by _____________
Due MARCH 2, 2009
Customer # 1105510939	Loan # 281

AMENDMENT TO NOTE

This amendment (the "Amendment"), dated as of the date specified below, is by and between the borrower (the "Borrower") and the bank (the "Bank") identified below.

RECITALS

A.      The Borrower has executed a Note (the "Note"), payable to the Bank dated JANUARY 25, 2008, and as amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Note and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the stated amount of $ 1,000,000.00, as may be amended from time to time.

B.      The Borrower has requested that the Bank permit certain modifications to the Note as described below.

C.      The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

AGREEMENT

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

☐ Change in. Payment Schedule. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

☐ Change in Late Payment Fee. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of __.____% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

☐ Change in Closing Fee. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $ ____________ (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to ail other fees, expenses and other amounts due hereunder.

☒ Change in Maturity Date. if checked here, any references in the Note to the maturity date or date of final payment are hereby deleted and replaced with “MARCH 2, 2009”.

☐ Change in Maximum Loan Amount. If checked here, all references in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$_______", which evidences an additional $_______ available to be advanced subject to the terms and conditions of the Note.

☐ Temporary Increase in Loan. Amount, if checked here, notwithstanding the principal amount of the Note, the principal amount that may be borrowed thereunder shall increase from $______to $______ effective ______ through ______ annually. On ______ through ______ annually, the principal amount that may be borrowed thereunder shall revert to $______ and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

☐ Change in Multiple Advance Termination Date. If checked here, ail references in the Note to the termination date for multiple advances are hereby deleted and replaced with "______".

☐ Change in Paid-ln-Full Period. It checked here, all revolving loans under the Note must be paid in full for a period of at least ______ consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

Default Interest Rate. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment tor the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

Effectiveness of Prior Documents. Except as specifically amended hereby, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Note and the other Loan Documents are hereby reconfirmed as of the date hereof. Ail collateral previously provided to secure the Note continues as security, and all guaranties guaranteeing the Note remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank,

No Waiver of Defaults; Warranties. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment,

Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization. The Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

Transferable Record. The note, as amended, is a 'transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of the note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the note, as amended, that is an authoritative copy as defined in such law. The holder of the note, as amended, may store the authoritative copy of such note, as amended, in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

Dated as of: JANUARY 20, 2009.

{Individual Borrower)	Hi-Shear Technology Corporation
Borrower Name (Organization)

a Delaware Corporation

Borrower Name N/A	By: /s/ George W. Krahan
Name and Title: George W. Krahan, Chief Executive Officer

Borrowed Name N/A	By: /s/ Jan L. Hauhe
Jan L. Hauhe, Chief Financial Officer Name and Title:

Agreed to:

U.S. BANK N.A. (Bank)

By: /s/ David J. Clarke

Name and Title: David J. Clarke Vice President

CALIFORNIA JUDICIAL REFERENCE AGREEMENT

This California Judicial Reference Agreement ("Agreement") is entered into in connection with any existing financing (other than consumer purpose financing) ("Financing") provided by U.S. BANK N.A. ("Bank")
to Hi-Shear Technology Corporation ("Borrower") evidenced, secured and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties and/or other documents signed by the undersigned parties (said promissory note and such other agreements, together with amendments, modifications, substitutions and replacements thereto, are hereinafter referred to as the "Loan Documents").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the "Parties") agree as follows:

1.
Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions, arising in contract or tort and any claims by a Party against Bank, related in any way to the Financing) (individually, a "Dispute") that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.

2.	Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.

3.
The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years' experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.

4.
If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, than the referee will be selected by the court in accordance with California Code of Civil Procedure Section 640(b).

5.
The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee's statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645, The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

6.
Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court). Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies, No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.

7.
If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement, if there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

8.
During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement, The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee,

9.
In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys' fees, incurred by it in connection therewith,

10.	THIS AGREEMENT CONSTITUTES A "REFERENCE AGREEMENT" BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.

Dated as of: JANUARY 20, 2009
Agreed to:

U.S. BANK N.A.
(Bank)

By: /s/ David J. Clarke

Name and Title: David J. Clarke Vice President

Hi-Shear Technology Corporation
(Individual)	Name (Organization)
Printed Name:	a Delaware Corporation
By: George W.Trahan, Chief Executive Officer
(Individual)	Name and Title: /s/ George W.Trahan
By: Jan L. Hauhe, Chief. Financial Officer
Printed Name:	Name and Title: /s/ Jan L. Hauhe
(Individual)	By:
Name and Title:
Printed Name:	By:
Name and Title:
(Individual)	By:
Name and Title:
By:
Name and Title:

(Individual)

Printed Name:

(Individual) Printed Name:

Printed Name: